UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Third Avenue, Suite 1115

New York, NY 10017

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 31, 2025, MeiraGTx Holdings plc (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”), an affiliate of Perceptive Advisors LLC (“Perceptive Advisors”), pursuant to which the Company agreed to purchase 2,300,000 of the Company’s ordinary shares, $0.00003881 par value per share (the “Ordinary Shares”), from Perceptive Master Fund at a price of $7.91 per share (which was the volume-weighted average price (VWAP) per share on the Nasdaq Global Select Market on December 31, 2025), for an aggregate purchase price of $18,193,000 (the “Share Repurchase”). Perceptive Master Fund elected to sell the shares in connection with year-end portfolio tax optimization activities.

Under the Share Purchase Agreement, Perceptive Master Fund agreed that it and its affiliates will not sell, transfer or dispose of any Ordinary Shares (the “Lock-Up Securities”), or any securities convertible into or exercisable or exchangeable for the Ordinary Shares, or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Lock-Up Securities, until twelve (12) months from the closing date of the Share Repurchase, subject to certain limited exceptions as set forth in the Share Purchase Agreement.

Perceptive Master Fund and its affiliates collectively own, in the aggregate, more than 10% of the Company’s outstanding Ordinary Shares, and Perceptive Credit Holdings III, LP (“Perceptive Credit Holdings III”), an affiliate of Perceptive Master Fund, holds a $75 million note issued by the Company pursuant to the Amended and Restated Notes Purchase Agreement and Guaranty, dated December 19, 2022, between the Company, its wholly-owned subsidiaries MeiraGTx UK II Limited and MeiraGTx Ireland DAC, the noteholders and the other parties from time to time party thereto, and Perceptive Credit Holdings III, as administrative agent and noteholder (as amended, the “Notes Purchase Agreement”). Under the Share Purchase Agreement, Perceptive Credit Holdings consented to the Share Repurchase in accordance with the terms of the Notes Purchase Agreement. Additionally, Ellen Hukkelhoven, Ph.D., a member of the Company’s Board of Directors, is Head of Biotechnology Investments of Perceptive Advisors.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1

Share Purchase Agreement, dated December 31, 2025, by and among MeiraGTx Holdings plc, Perceptive Life Sciences Master Fund, Ltd. and, solely with respect to Section 6, Perceptive Credit Holdings III, LP.*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2026

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
		Name:	Richard Giroux
		Title:	Chief Financial Officer and Chief Operating Officers